Exhibit 8.1

Vedanta Limited

Subsidiaries of Vedanta Limited

Subsidiaries	Country of Incorporation
Cairn Energy India Pty Limited	Australia
Copper Mines of Tasmania Pty Limited (“CMT”)	Australia
Thalanga Copper Mines Pty Limited (“TCM”)	Australia
Bharat Aluminium Company Limited (“BALCO”)	India
Electrosteel Steels Limited[3]	India
Goa Sea Port Private Limited	India
Hindustan Zinc Limited (“HZL”)	India
MALCO Energy Limited (“MEL”)	India
Maritime Ventures Private Limited	India
Paradip Multi Cargo Berth Private Limited	India
Sesa Mining Corporation Limited	India
Sesa Resources Limited (“SRL”)	India
Sterlite Ports Limited	India
Talwandi Sabo Power Limited (“TSPL”)	India
Vedanta Star Limited***	India
Vizag General Cargo Berth Private Limited	India
Killoran Lisheen Finance Limited	Ireland
Killoran Lisheen Mining Limited	Ireland
Lisheen Milling Limited	Ireland
Lisheen Mine Partnership	Ireland
Vedanta Exploration Ireland Limited	Ireland
Vedanta Lisheen Holdings Limited	Ireland
Vedanta Lisheen Mining Limited	Ireland
AvanStrate Inc. (‘ASI’)[1]	Japan
Cairn India Holdings Limited	Jersey
Western Cluster Limited	Liberia
Bloom Fountain Limited	Mauritius
CIG Mauritius Holdings Private Limited	Mauritius
CIG Mauritius Private Limited	Mauritius
Sesa Sterlite Mauritius Holdings Limited (“SSMHL”)*	Mauritius
THL Zinc Ltd	Mauritius
THL Zinc Ventures Limited	Mauritius
Twin Star Energy Holdings Limited (“TEHL”)*	Mauritius
Twin Star Mauritius Holdings Limited (“TMHL”)*	Mauritius
Amica Guesthouse (Proprietary) Limited	Namibia
Namzinc (Proprietary) Limited	Namibia
Rosh Pinah Health Care (Proprietary) Limited	Namibia
Skorpion Mining Company (Proprietary) Limited (‘NZ’)	Namibia
Skorpion Zinc (Proprietary) Limited (‘SZPL’)	Namibia
THL Zinc Namibia Holdings (Proprietary) Limited (“VNHL”)	Namibia
Lakomasko BV	Netherlands
Monte Cello BV (“MCBV”)	Netherlands
THL Zinc Holding BV	Netherlands
Cairn Energy Discovery Limited	Scotland
Cairn Energy Gujarat Block 1 Limited	Scotland
Cairn Energy Hydrocarbons Limited	Scotland**
Cairn Exploration (No. 2) Limited	Scotland
Black Mountain Mining (Proprietary) Limited	South Africa
Cairn South Africa Pty Limited	South Africa
AvanStrate Korea Inc[1]	South Korea
Cairn Lanka Private Limited	Sri Lanka
AvanStrate Taiwan Inc[1]	Taiwan
Fujairah Gold FZC	United Arab Emirates
Sterlite (USA) Inc.*	United States of America

*	TMHL, TEHL and SSMHL were dissolved on May 19, 2019, May 21, 2019 and May 21, 2019 respectively. Sterlite (USA) Inc is under liquidation.
**	Principal place of business is in India
***	Incorporated during the current year
1	On December 28, 2017, the Group through its wholly owned subsidiary, acquired 51.6% equity stake in AvanStrate Inc. (ASI)
2	The Group also has interest in certain trusts which are neither significant nor material to the Group.
3	On June 4, 2018, the Group through its wholly owned subsidiary, acquired 90.0% equity stake in Electrosteel Steels Limited (ESL)